Exhibit 99.3

                                                                  EXECUTION COPY


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                        CPI STOCKHOLDERS VOTING AGREEMENT

                                  by and among

              CERTAIN STOCKHOLDERS OF CPI DEVELOPMENT CORPORATION,

                                   ARMKEL, LLC

                                       and

                      MCC ACQUISITION HOLDINGS CORPORATION


                               Dated: May 7, 2001



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                        CPI STOCKHOLDERS VOTING AGREEMENT

     This CPI Stockholders Voting Agreement is made and entered into as of May 7, 2001 (this "Agreement"), by and among MCC Acquisition Holdings Corporation, a Delaware corporation ("Buyer"), Armkel, LLC, a Delaware limited liability company ("Assets Buyer") and the stockholders of CPI Development Corporation, a Delaware corporation ("CPI"), listed as signatories hereto (each a "Stockholder" and, collectively, the "Stockholders"). The Stockholders, Buyer and Assets Buyer are collectively referred to herein as the "Parties".

                                    RECITALS

     WHEREAS, concurrently with the execution and delivery of this Agreement, Carter-Wallace, Inc., a Delaware corporation (the "Company"), CPI, Buyer, MCC Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Buyer ("Company Merger Sub"), and, MCC Acquisition Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Buyer ("CPI Merger Sub"), have executed and delivered an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for, among other things, the merger of CPI Merger Sub with and into CPI (the "CPI Merger") and the merger of Company Merger Sub with and into the Company (the "Company Merger"),which Merger Agreement has been unanimously approved by the Boards of Directors of the Company, Buyer, Company Merger Sub;

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Assets Buyer have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Asset Purchase Agreement"), providing for, among other things, the sale, conveyance, transfer, assignment and delivery to Assets Buyer of all of the Company's and its affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and the assumption by Assets Buyer of all of the Assumed Liabilities (as defined in the Asset Purchase Agreement; such sales, transfers, assignments, purchases, acceptances and assumptions collectively, the "Assets Purchase") which Asset Purchase Agreement has been unanimously approved by the Board of Directors of the Company and the Assets Buyer;

     WHEREAS, each Stockholder is the record owner of the number of shares of capital stock of CPI (collectively, the "CPI Shares") set forth opposite each Stockholder's name on Exhibit A attached hereto; and

     WHEREAS, as a condition to entering into the Merger Agreement and the Asset Purchase Agreement, Buyer and Assets Buyer have required that the Stockholders agree, and, in order to induce Buyer, Company Merger Sub, CPI Merger Sub and Assets Buyer to enter into the Merger Agreement, and the Asset Purchase Agreement, the Stockholders have agreed to enter into this Agreement relating to the voting of the CPI Shares in connection with certain transactions contemplated by the Merger Agreement and the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and

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adequacy of which is hereby acknowledged,  the Parties,  intending to be legally bound, hereby agree as follows:

     1. Certain Definitions. Except as specified herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in the Merger Agreement as originally executed and delivered. If any definitions in the Merger Agreement have been amended, such amendment shall only be given effect for purposes of this agreement if and only if a corresponding change has been made to the Asset Purchase Agreement.

     2.   Agreement to Vote.

     (a) Voting. Each Stockholder hereby agrees to vote (or cause to be voted) all of the CPI Shares owned by the Stockholder (and any and all securities issued or issuable in respect thereof), at any annual, special or other meeting of the stockholders of CPI, and at any adjournment or adjournments thereof, or pursuant to any action in writing in lieu of a meeting or otherwise:

          (i) in favor of the approval of the CPI Merger, the Recapitalization and the other transactions contemplated by the Merger Agreement (including the transactions pursuant to the Asset Purchase Agreement) and in favor of the approval and adoption of the Merger Agreement and the Recapitalization Amendment, and all actions required in furtherance thereof if and only if such matter is put to a vote of the Stockholders of CPI in their capacity as such (and in no event shall this Agreement extend to a vote of any shares of the stock of the Company held directly or indirectly by any such Stockholder);

          (ii) in favor of the approval of the Assets Purchase and the other transactions contemplated by the Asset Purchase Agreement and all actions required in furtherance thereof if and only if such matter is put to a vote of the Stockholders of CPI in their capacity as such (and in no event shall this Agreement extend to a vote of any shares of the stock of the Company held directly or indirectly by any such Stockholder);

          (iii) against any merger, reorganization, share exchange, consolidation, purchase, sale of a material portion of the assets or similar transaction involving CPI (other than (A) the CPI Merger and the transactions contemplated by the Merger Agreement and (B) any Substitute Merger Agreement (as defined in the Asset Purchase Agreement) and the transactions contemplated thereby (the "Substitute Merger")); and

          (iv) against any amendment of CPI's Certificate of Incorporation or Bylaws which amendment would in any manner prevent or materially impede, interfere with or delay the Company Merger, the CPI Merger, the Merger Agreement, the Assets Purchase, the Asset Purchase Agreement or any of the transactions contemplated thereby.

     (b)  Intentionally Omitted.


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     3.   Grant of Irrevocable Proxy

     (a)  Proxy

     Each Stockholder hereby irrevocably grants to and appoints Buyer and Assets Buyer (and each officer of Buyer and Assets Buyer designated by Buyer and Assets Buyer), the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote at a meeting of stockholders (or cause to be voted at a meeting of stockholders) all of the CPI Shares owned by the Stockholder (and any and all securities issued or issuable in respect thereof), or as to which the Stockholder has voting control, solely with respect to the matters set forth below, at any annual, special or other meeting of the stockholders of CPI, and at any adjournment or adjournments thereof:

          (i) in favor of the approval of the CPI Merger and the other transactions contemplated by the Merger Agreement (including the transactions pursuant to the Asset Purchase Agreement) and in favor of the approval and adoption of the Merger Agreement, and all actions required in furtherance thereof if and only if such matter is put to a vote of the Stockholders of CPI in their capacity as such (and in no event shall this Agreement extend to a vote of any shares of the stock of the Company held directly or indirectly by any such Stockholder);

          (ii) in favor of the approval of the Assets Purchase and the other transactions contemplated by the Asset Purchase Agreement and all actions required in furtherance thereof if and only if such matter is put to a vote of the Stockholders of CPI in their capacity as such (and in no event shall this Agreement extend to a vote of any shares of the stock of the Company held directly or indirectly by any such Stockholder);

          (iii) against any merger, reorganization, share exchange, consolidation, purchase, sale of a material portion of the assets or similar transaction involving CPI (other than (A) the CPI Merger and the transactions contemplated by the Merger Agreement and (B) any Substitute Merger Agreement and any Substitute Merger); and

          (iv) against any amendment of CPI's Certificate of Incorporation or Bylaws which amendment would in any manner prevent or materially impede, interfere with or delay the Company Merger, the CPI Merger, the Merger Agreement, the Assets Purchase, the Asset Purchase Agreement or any of the transactions contemplated thereby (it being understood that the Recapitalization Amendment as contemplated by the Merger Agreement shall not be deemed to prevent or materially impede, interfere with or delay the Company Merger, the CPI Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement).

     (b) Duration. Each Stockholder hereby affirms that the irrevocable proxy granted to Buyer set forth in this Section 3 will be valid until (but not beyond) the earlier of the Termination Time or the Healthcare Termination Time (as defined in Section 8(b)) and is given to secure the performance of the obligations of the Stockholder under this Agreement. Each Stockholder hereby affirms that the irrevocable proxy granted to Assets Buyer set forth in this
Section 3 will be valid until (but not beyond) the earlier of the Termination Time or the Consumer Termination Time (as defined in Section 8(b)) and is given to secure the performance of the obligations of the Stockholder under this Agreement. Each Stockholder hereby revokes any proxy previously granted by it with respect to its CPI Shares and further affirms that each proxy hereby granted shall, until (but not beyond) the requisite times set forth in the preceding


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two sentences,  be irrevocable and shall be deemed coupled with an interest,  in accordance with the Delaware General Corporation Law (the "DGCL").

     4.   Restrictions on Transfer.

     (a) Except as provided in this Agreement, each Stockholder shall not sell, transfer, assign, pledge, or otherwise dispose of, or enter into any contract, option or other agreement with respect to the sale, transfer, assignment or other disposition ("Transfer") of the CPI Shares now owned beneficially or of record or hereafter acquired by the Stockholder (or any interest contained therein) at any time prior to the Termination Time.

     (b) Notwithstanding the foregoing, each Stockholder may Transfer the CPI Shares now owned or hereafter acquired by the Stockholder (or any interest contained herein) (i) as a bona fide gift or gifts, provided that the donee or donees thereto agree to be bound by the restrictions set forth herein and comply herewith, (ii) to any trust for the direct or indirect benefit of any Stockholder or the immediate family of any Stockholder provided that the trustee of the trust agrees to be bound by the restrictions set forth herein and comply herewith, or (iii) with the prior written consent of Buyer. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more than first cousin.

     5.  Additional  Shares.  Without  limiting  the  provisions  of the  Merger
Agreement, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of CPI on, of or affecting the CPI Shares or (ii) a Stockholder becomes the record owner of any additional shares of capital stock of CPI or other CPI securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2, then the terms of this Agreement shall apply to the shares of capital stock or other securities of CPI held by the Stockholder immediately following the effectiveness of the events described in clause (i) or a Stockholder becoming the record owner thereof, as described in clause (ii), as though they were CPI Shares hereunder. Each Stockholder hereby agrees to promptly notify (x) until the Healthcare Termination Time, the Buyer and (y) until the Consumer Termination Time, the Assets Buyer of the number of any new shares of capital stock of CPI or other voting securities of CPI acquired by the Stockholder, if any, after the date hereof and prior to the Termination Time.

     6. Dividends. Each Stockholder shall retain record and beneficial ownership of all CPI Shares and be entitled to receive all cash dividends paid by CPI with respect to the CPI Shares during the term of this Agreement and until the CPI Shares are cancelled in the CPI Merger.

     7.   Representations and Warranties.

     (a) Organization and Due Authority. Each Party hereby severally and not jointly represents and warrants to the other Parties that (i) such Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and (ii) such Party has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.


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     (b)  Binding  Agreement.  Each  Party  hereby  severally  and  not  jointly represents and warrants to the other Parties that (i) the execution, delivery and performance by such Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Party and (ii) this Agreement has been duly executed and delivered by such Party and is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as such
enforceability  may  be  limited  by  bankruptcy,  insolvency,   reorganization,
moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

     (c) Noncontravention. Each Party hereby severally and not jointly represents and warrants to the other Parties that neither the execution and delivery of this Agreement by such Party nor the consummation by such Party of the transactions contemplated hereby (including approval and completion of the Recapitalization as contemplated by the Merger Agreement) will (i) conflict with any provision of such Party's Certificate of Incorporation or Bylaws or similar organizational documents, (ii) violate or result in a breach of any material contract to which such Party is a party or (iii) violate any law to which such Party is subject.

     (d) Ownership of CPI Shares. Each Stockholder hereby severally and not jointly represents and warrants to the Buyer that, except to the extent that the beneficiaries of the Stockholder are deemed to beneficially own the CPI Shares, the Stockholder is the record and beneficial owner of the CPI Shares, free and clear of any and all liens, options or restrictions on the right to vote or grant a consent with respect to such CPI Shares, except for such liens and restrictions arising under this Agreement. Each Stockholder has the exclusive power to vote the CPI Shares owned by it, except as provided in this Agreement. Each Stockholder hereby severally and not jointly represents and warrants to the Buyer that the CPI Shares set forth opposite the Stockholder's name on Exhibit A hereto represent all the shares of capital stock of CPI owned of record and beneficially by the Stockholder.

     8.   General Provisions.

     (a) Specific Performance. The Parties agree that a violation, breach or threatened breach by any other Party of any term of this Agreement would cause irreparable injury for which an adequate remedy at law is not available. Therefore, the Parties agree that each Party shall have the right of specific performance and, accordingly, shall be entitled to an injunction, restraining order or other form of equitable relief, in addition to any and all other rights and remedies at law or in equity, restraining any other Party from committing any breach or threatened breach of, or otherwise specifically to enforce, any provision of this Agreement and all such rights will be cumulative. The Parties further agree that any defense in any action for specific performance that a remedy at law would be adequate is waived.

     (b)  Termination.

     (i) This Agreement shall terminate in its entirety, and no Party shall have any rights or obligations hereunder, upon the earlier of (x) the CPI Merger Effective Time and the termination of both the Merger Agreement and the Asset Purchase Agreement pursuant to their respective terms and (y) the termination of the voting agreement, dated as of the date hereof,


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between the Buyer and CPI pursuant to its terms. The date and time at which this
Agreement is terminated in accordance with this Section 8(b)(i) is referred to herein as the "Termination Time".

     (ii) This Agreement shall terminate with respect to Buyer (but not with respect to Assets Buyer), and Buyer shall have no further rights or obligations hereunder, upon the earlier of (x) the CPI Merger Effective Time and (y) the termination of the Merger Agreement pursuant to its terms. The date and time at which this Agreement is terminated in accordance with this Section 8(b)(ii) is referred to herein as the "Healthcare Termination Time".


     (iii) This Agreement shall terminate with respect to Assets Buyer (but not with respect to Buyer), and Assets Buyer shall have no further rights or obligations hereunder, upon the earlier to occur of (x) the consummation of the Assets Purchase and (y) termination of the Asset Purchase Agreement pursuant to its terms. The date and time at which this Agreement is terminated in accordance with this Section 8(b)(iii) is referred to herein as the "Consumer Termination Time".

     (iv) Notwithstanding the foregoing, no termination of this Agreement (including any termination with regard to the Assets Buyer and the Buyer) shall relieve any Party from liability for such Party's breach of any provision hereof prior to such termination.

     (c) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of service, if served personally, (ii) upon confirmation of receipt, if transmitted by telecopy, electronic or digital transmission method, (iii) on the first business day after it is sent, if sent for next day delivery by recognized overnight delivery service (e.g., Federal Express), and (iv) on the third day after it is sent, if sent by first class mail, registered or certified, postage prepaid and return receipt requested. In each case, notice shall be sent to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

     If to the Stockholders or the Stockholders' Representative, addressed to:

          CPI Development Corporation
          1345 Avenue of the Americas
          42nd Floor
          New York, NY 10105
          Attention: Marshall M. Green
          Telecopy: 212-339-5236

     With copies to:

          Latham & Watkins
          885 Third Avenue
          New York, NY 10022
          Attention:  Charles M. Nathan, Esq.
          Telecopy:  (212) 751-4864


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     If to Buyer, addressed to:

          MCC Acquisition Holdings Corporation
          51 JFK Parkway
          1st Floor West
          Short Hills, NJ 07078
          Attention: Anthony Wild
          Telecopy: (973) 218-2704

     With a copy to:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, NY  10017
          Attention:  William E. Curbow, Esq.
          Telecopy:  (212) 455-2502

     If to Assets Buyer, addressed to:

          Armkel, LLC
          c/o Kelso & Company
          320 Park Avenue, 24th Floor
          New York, NY 10022
          Attention: James J. Connors, II, Esq.
          Telecopy: (212) 223-2379

     With copies to:

          Gibson, Dunn & Crutcher LLP
          4 Park Plaza
          Irvine, CA 92614
          Attention: Ronald Beard
                     Steven P. Buffone
                     Barbara L. Becker
          Telecopy: (949) 475-4730

          Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, NY 10036
          Attention: Lou Kling
                     Eileen T. Nugent
          Telecopy: (212) 735-2000


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Notice of change of address shall be effective only when done in accordance with this Section 8(c).

     (d) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against any Party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective Parties. For all purposes of this Agreement, words stated in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include each other gender, as the context may require or allow. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (and not to any particular provision of this Agreement). The word "or" shall not be exclusive.

     (e) Entire Agreement. This Agreement, the Indemnification Agreement, dated as of the date hereof (the "Indemnification Agreement"), among the Parties, the Merger Agreement and the Asset Purchase Agreement constitute the entire agreement of the Parties, as applicable, with respect to the subject matter hereof and thereof and supersede all prior agreements or understandings, both written and oral, with respect to such subject matter. No Party has made any representation or warranty or given any covenant to another Party except as set forth in this Agreement, the Indemnification Agreement and in the Merger Agreement.

     (f) Assignment; Successors and Assigns. Each Party agrees that it will not assign, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, any right or obligation under this Agreement without the prior written consent of the other Party. Any purported assignment, transfer, delegation or disposition in violation of this Section 8(f) shall be null and void ab initio. Subject to the foregoing limits on assignment, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any Person not a party to this Agreement.

     (g) Governing Law; Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed within such State, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect


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


to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(c) or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY
RIGHT  SUCH  PARTY  MAY HAVE TO A TRIAL  BY JURY IN  RESPECT  OF ANY  LITIGATION
DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATES IN THIS SECTION 8(g).

     (h) Severability. It is the intention of the Parties that the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. It is the intention of the Parties that if any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as the may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     (i) Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Agreement may be executed by fax with the same binding effect as original ink signatures.

     (j) Amendments, Waivers, Etc. This Agreement may not be amended, supplemented or otherwise modified, except upon the execution and delivery of a written agreement by the Parties, provided, that if this Agreement terminates with respect to any Party pursuant to Section 8(b) but remains in effect with respect to the other Parties hereto, the consent of the terminated Party shall not be required for any amendment, supplement or modification hereof. By an instrument in writing, the Parties may waive compliance by another Party with any provision of this Agreement; provided, however, that any such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure or with respect to a Party that has not executed and delivered any such waiver. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or at equity.

     (k) Capacity. For purposes of this Agreement and the representations, covenants, agreements and promises contained herein, each of the Stockholders is acting solely in his, her or its capacity as a Stockholder of, and not as a director, officer, employee, representative or agent of, CPI.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.




                                        MCC ACQUISITION HOLDINGS CORPORATION


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                        ARMKEL, LLC



                                        By:  Church & Dwight Co., Inc.


                                             By: /s:/ Robert A. Davies, III
                                                  -----------------------------
                                                  Name: Robert A. Davies, III
                                                  Title: Chief Executive Officer



                                        By:  Kelso & Companies, Inc.,
                                                  its general partner



                                             By:  /s:/ James J. Conners, II
                                                  -----------------------------
                                                  Name:  James J. Conners, II
                                                  Title: V.P. & General Counsel

          Trustees under Paragraph 1 of agreement dated 5/24/84, as amended, Henry H. Hoyt, Grantor

          Trustees u/w Kate Good Orcutt

          Trustees u/i dated 5/29/44 f/b/o Anna Orcutt Hoyt, et al.

          Trustees u/a dated 4/24/75, f/b/o Henry H. Hoyt, Jr.

          Trustees u/a dated February 29, 1988, Anna O. Hoyt, Grantor, Henry H. Hoyt, Jr. share

          Trustees u/a dated February 29, 1988, Anna O. Hoyt,  Grantor,  Charles
          O. Hoyt share

          Trustee u/a dated February 29, 1988, Anna O. Hoyt, Grantor, Suzanne H. Garcia share

          Trustees u/i Henry H. Hoyt dated 6/17/64

          Anna O. Hoyt, Trust u/a dtd December 28, 1988 f/b/o Henry H. Hoyt, Jr. et al

          Anna O. Hoyt, Trust u/a dtd December 28, 1988 f/b/o Charles O. Hoyt et al

          Trustees u/i Anna Orcutt Hoyt dated 6/17/64

          Trustees u/i Charles O. Hoyt dated 8/14/64


                    ------------------------------------------------------------
                    Henry H. Hoyt, Jr., as Trustee for and on behalf of each of the above listed Trusts

          Trustees under Paragraph 1 of agreement dated 5/24/84, as amended, Henry H. Hoyt, Grantor

          Trustees u/w Kate Good Orcutt

          Trustees u/i dated 5/29/44 f/b/o Anna Orcutt Hoyt, et al.

          The Suzanne Hoyt Garcia Revocable Trust u/a July 27, 1995

          Trustees u/a dated February 29, 1988, Anna O. Hoyt, Grantor, Henry H. Hoyt, Jr. share

          Trustees u/a dated February 29, 1988, Anna O. Hoyt,  Grantor,  Charles
          O. Hoyt share

          Trustee u/a dated February 29, 1988, Anna O. Hoyt, Grantor, Suzanne H. Garcia share

          Trustees u/i Henry H. Hoyt dated 6/17/64

          Anna O. Hoyt, Trust u/a dtd December 28, 1988 f/b/o Suzanne H. Garcia et al

          Trustee U/I dated 11-8-66, Suzanne H. Garcia, Grantor

          Trustees u/i Anna Orcutt Hoyt dated 6/17/64


                    ------------------------------------------------------------
                    Suzanne H. Garcia, as Trustee for and on behalf of each of the above listed Trusts

          Trustees under Paragraph 1 of agreement dated 5/24/84, as amended, Henry H. Hoyt, Grantor

          Trustees u/w Kate Good Orcutt

          Trustees u/i dated 5/29/44 f/b/o Anna Orcutt Hoyt, et al.


                    ------------------------------------------------------------
                    Richard L. Creuss, as Trustee for and on behalf of each of the above listed Trusts

          Trustee  under  Agreement  dated  August  31,  1988,  Charles O. Hoyt,
          Grantor

          Charles O. Hoyt 1999 GRAT

          Charles O. Hoyt 2000 GRAT

          Anna O. Hoyt, Trust u/a dtd December 28, 1988 f/b/o Henry H. Hoyt, Jr. et al

          Anna O. Hoyt, Trust u/a dtd December 28, 1988 f/b/o Charles O. Hoyt et al

          Trustee u/i Henry H. Hoyt Jr., dated 9/10/64

          Trustees u/i Charles O. Hoyt dated 8/14/64


                    ------------------------------------------------------------
                    Marshall M. Green, as Trustee for and on behalf of each of the above listed Trusts

          Anna O. Hoyt, Trust u/a dtd December 28, 1988 f/b/o Suzanne H. Garcia et al

          Trustee U/I dated 11-8-66, Suzanne H. Garcia, Grantor


                    ------------------------------------------------------------
                    William A. Simmons, as Trustee for and on behalf of each of the above listed Trusts

          Trustee U/I dated 11-8-66, Suzanne H. Garcia, Grantor


                    ------------------------------------------------------------
                    Elizabeth Hoyt Weil, as Trustee for and on behalf of the above listed Trust

                                   EXHIBIT A


                              Certain Stockholders
                                1st Preferred(1)

--------------------------------------------------------------------------------
      STOCKHOLDER              TRUSTEE(S)           NUMBER OF     PERCENTAGE OF
       SHORT NAME                                     SHARES      TOTAL SHARES
--------------------------------------------------------------------------------
                            Henry H. Hoyt, Jr         22,496         24.36%
     Trust u/w KGO          Suzanne H. Garcia
                            Richard L. Cruess
--------------------------------------------------------------------------------
                            Henry H. Hoyt, Jr
     KGO 1944 Trust         Suzanne H. Garcia         11,100         12.02%
                            Richard L. Cruess
--------------------------------------------------------------------------------
  AOH Trust f/b/o SHG       Suzanne H. Garcia         3,757          4.068%
                           William A. Simmons
--------------------------------------------------------------------------------
  AOH Trust f/b/o COH       Marshall M. Green         3,756          4.067%
--------------------------------------------------------------------------------
AOH Trust f/b/o HHH Jr.     Henry H. Hoyt, Jr         3,756          4.067%
                            Marshall M. Green
--------------------------------------------------------------------------------
     COH 1999 GRAT          Marshall M. Green        2,951.3          3.2%
--------------------------------------------------------------------------------
     COH 2000 GRAT          Marshall M. Green         689.3           .75%
--------------------------------------------------------------------------------
                           Elizabeth Hoyt Weil
     SHG 1966 Trust        William A. Simmons        3,469.6          3.76%
                            Suzanne H. Garcia
--------------------------------------------------------------------------------
                            Henry H. Hoyt, Jr
   HHH Trust for GCs        Suzanne H. Garcia         2,489           2.70%
                            Richard L. Cruess
--------------------------------------------------------------------------------
     SHG Rev. Trust         Suzanne H. Garcia         1,830           1.98%
--------------------------------------------------------------------------------
                            Henry H. Hoyt, Jr
   HHH Jr. Rev. Trust       Marshall M. Green        1,049.6          1.14%
                            Mitchel D. Eichen
--------------------------------------------------------------------------------
     COH Rev. Trust         Marshall M. Green          229            0.25%
--------------------------------------------------------------------------------

----------
(1) Family trusts (excluding charities) own 57,572.8 shares or 62.4% and non-family stockholders own 22,369.6 shares or 24.3%

                                2nd Preferred(2)

--------------------------------------------------------------------------------
      STOCKHOLDER              TRUSTEE(S)           NUMBER OF     PERCENTAGE OF
       SHORT NAME                                     SHARES      TOTAL SHARES
--------------------------------------------------------------------------------
                            Henry H. Hoyt, Jr        132,544         24.36%
     Trust u/w KGO          Suzanne H. Garcia
                            Richard L. Cruess
--------------------------------------------------------------------------------
   HHH Trust for GCs        Henry H. Hoyt, Jr         75,689         13.91%
                            Suzanne H. Garcia
                            Richard L. Cruess
--------------------------------------------------------------------------------
                            Henry H. Hoyt, Jr
     KGO 1944 Trust         Suzanne H. Garcia         65,400         12.02%
                            Richard L. Cruess
--------------------------------------------------------------------------------
                            Henry H. Hoyt, Jr
   HHH Jr. Rev. Trust       Marshall M. Green       49,733.25         9.14%
                            Mitchel D. Eichen
--------------------------------------------------------------------------------
                           Elizabeth Hoyt Weil
     SHG 1966 Trust        William A. Simmons       26,334.25        4.842%
                            Suzanne H. Garcia
--------------------------------------------------------------------------------
     COH Rev. Trust         Marshall M. Green         25,899          4.76%
--------------------------------------------------------------------------------
     SHG Rev. Trust         Suzanne H. Garcia         25,230          4.64%
--------------------------------------------------------------------------------
     COH 1999 GRAT          Marshall M. Green       19,321.25         3.55%
--------------------------------------------------------------------------------
     COH 2000 GRAT          Marshall M. Green         4,513           .83%
--------------------------------------------------------------------------------
  AOH Trust f/b/o COH       Marshall M. Green         22,132         4.0678%
--------------------------------------------------------------------------------
AOH Trust f/b/o HHH Jr.     Henry H. Hoyt, Jr         22,132         4.0678%
                            Marshall M. Green
--------------------------------------------------------------------------------
  AOH Trust f/b/o SHG       Suzanne H. Garcia         22,131         4.0676%
                           William A. Simmons
--------------------------------------------------------------------------------

----------
(2) Family trusts (excluding charities) own 491,058.8 shares or 90.3% and non-family stockholders own 35,970 shares or 6.6%

                                3rd Preferred(3)

--------------------------------------------------------------------------------
      STOCKHOLDER              TRUSTEE(S)           NUMBER OF     PERCENTAGE OF
       SHORT NAME                                     SHARES      TOTAL SHARES
--------------------------------------------------------------------------------
                            Henry H. Hoyt, Jr        927,200         24.36%
     Trust u/w KGO          Suzanne H. Garcia
                            Richard L. Cruess
--------------------------------------------------------------------------------
     HHH 1964 Trust         Henry H. Hoyt, Jr        859,307         22.58%
                            Suzanne H. Garcia
--------------------------------------------------------------------------------
                            Henry H. Hoyt, Jr
     KGO 1944 Trust         Suzanne H. Garcia        457,500         12.02%
                            Richard L. Cruess
--------------------------------------------------------------------------------
     AOH 1964 Trust         Henry H. Hoyt, Jr        184,220          4.84%
                            Suzanne H. Garcia
--------------------------------------------------------------------------------
                           Elizabeth Hoyt Weil
     SHG 1966 Trust        William A. Simmons        184,220          4.84%
                            Suzanne H. Garcia
--------------------------------------------------------------------------------
                            Henry H. Hoyt, Jr
   HHH Jr. Rev. Trust       Marshall M. Green       161,985.5         4.29%
                            Mitchel D. Eichen
--------------------------------------------------------------------------------
     COH 1999 GRAT          Marshall M. Green       116,360.5         3.06%
--------------------------------------------------------------------------------
     COH 2000 GRAT          Marshall M. Green         27,178          .71%
--------------------------------------------------------------------------------
                            Henry H. Hoyt, Jr
   HHH Trust for GCs        Suzanne H. Garcia        99,826.5         2.62%
                            Richard L. Cruess
--------------------------------------------------------------------------------
  AOH Trust f/b/o COH       Marshall M. Green         78,165         2.054%
--------------------------------------------------------------------------------
AOH Trust f/b/o HHH Jr.     Henry H. Hoyt, Jr         78,164         2.053%
                            Marshall M. Green
--------------------------------------------------------------------------------
  AOH Trust f/b/o SHG       Suzanne H. Garcia         78,164         2.053%
                           William A. Simmons
--------------------------------------------------------------------------------
     COH 1964 Trust         Henry H. Hoyt, Jr         42,700          1.12%
                            Marshall M. Green
--------------------------------------------------------------------------------
   HHH Jr. 1964 Trust       Marshall M. Green         42,700          1.12%
--------------------------------------------------------------------------------
     SHG Rev. Trust         Suzanne H. Garcia        33,275.5         0.87%
--------------------------------------------------------------------------------
     COH Rev. Trust         Marshall M. Green         18,447          0.49%
--------------------------------------------------------------------------------
     COH GSTE Trust         Henry H. Hoyt, Jr         15,250          0.40%
                            Suzanne H. Garcia
--------------------------------------------------------------------------------
   HHH Jr. GSTE Trust       Henry H. Hoyt, Jr         15,250          0.40%
                            Suzanne H. Garcia
--------------------------------------------------------------------------------
     SHG GSTE Trust         Henry H. Hoyt, Jr         15,250          0.40%
                            Suzanne H. Garcia
--------------------------------------------------------------------------------

----------
(3) Family trusts own 3,435,163 shares or 90.3% and non-family stockholders own 370,880 shares or 9.7%

                                Class B Common(4)

--------------------------------------------------------------------------------
      STOCKHOLDER              TRUSTEE(S)           NUMBER OF     PERCENTAGE OF
       SHORT NAME                                     SHARES      TOTAL SHARES
--------------------------------------------------------------------------------
     HHH 1964 Trust         Henry H. Hoyt, Jr        2,817.4         25.21%
                            Suzanne H. Garcia
--------------------------------------------------------------------------------
     Trust u/w KGO          Henry H. Hoyt, Jr         2,736          24.49%
                            Suzanne H. Garcia
                            Richard L. Cruess
--------------------------------------------------------------------------------
     KGO 1944 Trust         Henry H. Hoyt, Jr         1,363          12.20%
                            Suzanne H. Garcia
                            Richard L. Cruess
--------------------------------------------------------------------------------
     AOH 1964 Trust         Henry H. Hoyt, Jr          604            5.40%
                            Suzanne H. Garcia
--------------------------------------------------------------------------------
                           Elizabeth Hoyt Weil
     SHG 1966 Trust        William A. Simmons          604            5.40%
                            Suzanne H. Garcia
--------------------------------------------------------------------------------
     COH 1999 GRAT          Marshall M. Green         342.1           3.06%
--------------------------------------------------------------------------------
     COH 2000 GRAT          Marshall M. Green          79.9           .71%
--------------------------------------------------------------------------------
                            Henry H. Hoyt, Jr
   HHH Jr. Rev. Trust       Marshall M. Green          422            3.78%
                            Mitchel D. Eichen
--------------------------------------------------------------------------------
  AOH Trust f/b/o COH       Marshall M. Green          256            2.29%
--------------------------------------------------------------------------------
AOH Trust f/b/o HHH Jr.     Henry H. Hoyt, Jr          256            2.29%
                            Marshall M. Green
--------------------------------------------------------------------------------
  AOH Trust f/b/o SHG       Suzanne H. Garcia          256            2.29%
                           William A. Simmons
--------------------------------------------------------------------------------
     COH 1964 Trust         Henry H. Hoyt, Jr          140            1.25%
                            Marshall M. Green
--------------------------------------------------------------------------------
   HHH Jr. 1964 Trust       Marshall M. Green          140            1.25%
--------------------------------------------------------------------------------

----------
(4) Family trusts own 10,016.4 shares or 89.6% and non-family stockholders own 1,155.6 shares or 10.4%

                                Class C Common(5)

--------------------------------------------------------------------------------
      STOCKHOLDER              TRUSTEE(S)           NUMBER OF     PERCENTAGE OF
       SHORT NAME                                     SHARES      TOTAL SHARES
--------------------------------------------------------------------------------
   HHH Trust for GCs        Henry H. Hoyt, Jr         327.3          25.06%
                            Suzanne H. Garcia
                            Richard L. Cruess
--------------------------------------------------------------------------------
     Trust u/w KGO          Henry H. Hoyt, Jr          304           23.28%
                            Suzanne H. Garcia
                            Richard L. Cruess
--------------------------------------------------------------------------------
     KGO 1944 Trust         Henry H. Hoyt, Jr          137           10.49%
                            Suzanne H. Garcia
                            Richard L. Cruess
--------------------------------------------------------------------------------
     SHG Rev. Trust         Suzanne H. Garcia         109.1          8.354%
--------------------------------------------------------------------------------
                            Henry H. Hoyt, Jr
   HHH Jr. Rev. Trust       Marshall M. Green         109.1          8.346%
                            Mitchel D. Eichen
--------------------------------------------------------------------------------
     COH Rev. Trust         Marshall M. Green          60.5          4.632%
--------------------------------------------------------------------------------
     COH GSTE Trust         Henry H. Hoyt, Jr           50            3.83%
                            Suzanne H. Garcia
--------------------------------------------------------------------------------
   HHH Jr. GSTE Trust       Henry H. Hoyt, Jr           50            3.83%
                            Suzanne H. Garcia
--------------------------------------------------------------------------------
     SHG GSTE Trust         Henry H. Hoyt, Jr           50            3.83%
                            Suzanne H. Garcia
--------------------------------------------------------------------------------
     COH 1999 GRAT          Marshall M. Green          39.4           3.02%
--------------------------------------------------------------------------------
     COH 2000 GRAT          Marshall M. Green          9.2             .7%
--------------------------------------------------------------------------------

----------
(5)  Family trusts own 1245.5 shares or 95.4% and  non-family  stockholders  own
     60.4 shares or 4.6%